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                                                           EXHIBIT 10(g)


                             BEARINGS, INC. FORM 10-K for
                           FISCAL YEAR ENDED JUNE 30, 1996


                            LONG-TERM DISABILITY INSURANCE


         The Company's long-term disability insurance plan provides for long-term disability coverage to all employees of the Company who become eligible after a one-year waiting period based on plan requirements. Under the plan, eligible employees who become totally disabled as defined in the plan would receive 60% of monthly earnings, subject to a maximum schedule amount of $5,000 per month without evidence of insurability. The Corporation's executive officers, including its five most highly compensated officers, are covered under the plan, subject to a maximum schedule amount of $18,000 per month.